Exhibit 10.2

SILVER SPRING NETWORKS, INC.

AMENDED AND RESTATED

2003 STOCK OPTION PLAN

adopted by the Board and Stockholders on November 24, 2003

(amended on December 31, 2003, June 17, 2004, February 11, 2005, May 19, 2005, December 28, 2005, June 1, 2007, December 5, 2007, September 29, 2008, December 16, 2008, March 18, 2009, August 21, 2009, October 9, 2009, February 6, 2010, November 12, 2010, March 30, 2011, March 2, 2012, December 14, 2012 and August 21, 2013)

1. Purpose and Types of Awards. This 2003 Stock Option Plan (the “Plan”) is intended to increase the incentives of, and encourage stock ownership by, officers, directors, employees, consultants and other independent contractors (including members of the Company’s Board of Directors who are not employees of the Company) providing services to Silver Spring Networks, Inc., a Delaware corporation (the “Company”), or to corporations which are or become parent corporations or subsidiary corporations of the Company. As used in this Plan, the terms “Parent corporation” and “Subsidiary corporation” shall have the meanings set forth in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”). The Plan is intended to provide such officers, directors, employees and consultants and other independent contractors with a proprietary interest (or to increase their proprietary interest) in the Company, and to encourage them to continue their employment or engagement by the Company or any parent or subsidiary of the Company. Awards granted pursuant to the Plan, at the discretion of the Company’s Board of Directors (“Board”), may be either options or restricted stock units (“RSUs”). Options granted pursuant to the Plan, at the discretion of the Board, may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code, or options that do not so qualify as incentive stock options and which are referenced herein as non-statutory stock options. This Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 of the Securities Act of 1933, as amended (“Securities Act”).

2. Stock. The capital stock subject to the Plan shall be shares of the Company’s authorized but unissued Common Stock (“Common Stock”). Subject to adjustments pursuant to Section 9 hereof, the maximum aggregate number of shares of Common Stock which may be issued under the Plan is 46,084,9431, or such lesser number of shares of Common Stock as permitted under Section 260.140.45 of Title 10 of the California Code of Regulations. In the event that any outstanding award under the Plan shall expire by its terms or is otherwise terminated for any reason (or if shares of Common Stock of the Company which are issued upon exercise of an option granted hereunder are subsequently reacquired by the Company pursuant to contractual rights of the Company under the particular award agreement), the shares of the Common Stock allocated to the unexercised portion of such option (or the shares so reacquired by the Company pursuant to the terms of the stock option agreement) or to the

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The initial number of shares of Common Stock reserved for issuance under the Plan is 4,229,100 shares, approved by the Board and Stockholders on November 24, 2003, which was subsequently increased to 4,600,000 shares by the Board and Stockholders on December 31, 2003, followed by a decrease to 2,245,000 shares by the Board on June 17, 2004. Thereafter, the Board and Stockholders approved an increase of the Plan to 2,595,000 shares on February 11, 2005; an increase of the Plan to 5,595,000 shares on May 19, 2005; an increase of the Plan to 7,395,000 shares on December 28, 2005; an increase of the Plan to 9,895,000 shares on June 1, 2007; an increase of the Plan to 15,395,000 shares on December 5, 2007; an increase of the Plan to 21,820,581 shares on September 29, 2008; a decrease of the Plan to 19,341,331 shares on December 16, 2008; an increase of the Plan to 22,341,331 shares on March 18, 2009; an increase of the Plan to 24,291,331 shares on August 21, 2009; an increase of the Plan to 27,891,331 shares on October 9, 2009; an increase to the Plan to 31,891,331 shares on February 6, 2009; an increase to the Plan to 34,391,331 shares on November 12, 2010; an increase to the Plan to 35,391,331 shares on March 30, 2011; an increase to the Plan to 41,384,943 shares on March 2, 2012; and an increase to the Plan to 46,084,943 shares on December 14, 2012.

2003 Stock Option Plan

unvested portion of such RSU shall again become available to be made subject to awards granted under the Plan. Notwithstanding any other provision of this Plan, the aggregate number of shares of Common Stock subject to outstanding awards granted under this Plan at any given time, plus the aggregate number of shares which have been issued upon either exercise of all options or settlement of RSUs granted under this Plan and which remain outstanding, shall never be permitted to exceed the maximum number of shares specified above in this Section 2 (subject to adjustments under Section 9).

3. Administration. The Plan shall be administered by the Board. The interpretation and construction by the Board of any provision of this Plan, or of any award granted pursuant hereto, shall be final, binding and conclusive. No member of the Board shall be liable to the Company or to any Subsidiary or Parent corporation, or to the holder of any award granted hereunder, for any action, inaction, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. Notwithstanding the foregoing, the Board shall have the authority to delegate some or all of its duties to administer this Plan and to exercise its powers hereunder to a committee (“Committee”) appointed by the Board. For purposes of this Plan, all references herein to “Board” shall be deemed to also refer to any such Committee. Any Committee charged with administration of the Plan shall have all the powers and protections provided to the Board under this Plan until the Board shall revoke or restrict such powers or protections. More specifically, the Board, subject to compliance with the remaining provisions of this Plan, shall have the following powers and authority (which listing is provided by way of example and is not intended to be comprehensive or limiting to the extent of powers not included):

3.1 Selection of Award Recipients. To determine the persons providing services to the Company to whom, and the time or times at which, options to purchase Common Stock of the Company and/or RSUs to acquire Common Stock of the Company shall be granted;

3.2 Number of Award Shares. To determine the number of shares of Common Stock to be subject to awards granted to each such person;

3.3 Exercise Price. To determine the price to be paid for the shares of Common Stock upon the exercise of each option;

3.4 Term and Exercise Schedule. To determine the term, vesting and exercise schedule of each award;

3.5 Other Terms of Awards. To determine the terms and conditions of each stock option agreement or RSU agreement(which need not be identical) entered into between the Company and any person to whom the Board determines to grant an award;

3.6 Interpretation of Plan. To interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan;

3.7 Amendment of Awards. With the consent of the holder thereof, to modify or amend any award granted under the Plan; and

3.8 General Authority. To take such actions and make such determinations deemed necessary or advisable by the Board for the administration of the Plan, subject to complying with the Plan and with applicable legal requirements.

2003 Stock Option Plan

4. Eligibility and Issuance of Awards.

4.1 Authority to Grant and Eligibility. The Board shall have full and final authority, in its discretion and at any time and from time to time during the term of this Plan, to grant or authorize the granting of awards to such officers, directors and employees of, and consultants and other independent contractors retained by, the Company or its Parent or Subsidiary corporations as it may select, and to determine the number of shares of Common Stock to be subject to each award. Any individual who is eligible to receive an award under this Plan shall be eligible to hold more than one award at any given time, in the discretion of the Board. The Board shall have full and final authority in its discretion to determine, in the case of employees (including employees that are officers or directors), whether such options shall be incentive stock options or non-statutory stock options; however, no incentive stock option may be granted to any person who is not a bona fide employee of the Company or of a Parent or Subsidiary corporation of the Company. Persons selected by the Board who are prospective employees of, or consultants or other independent contractors to be retained by, the Company or its Parent or Subsidiary corporations, including members of the Board, shall be eligible to receive non-statutory stock options or RSUs; provided, however, that in the case of such prospective employment or other engagement, the exercisability of such options or the settlement of such RSUs shall be subject in each case to such person in fact becoming an employee or consultant or other independent contractor, as applicable, of the Company or its Parent or Subsidiary corporations.

4.2 Certain Restrictions Applicable to Incentive Stock Options. No incentive stock option shall be granted to any person who, at the time such incentive stock option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of outstanding capital stock of the Company, or of any Parent corporation or Subsidiary corporation of the Company (a “ten percent holder”), unless the exercise price (as provided in Section 5.1 hereof) is not less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date the stock option is granted and the period within which the incentive stock option may be exercised (as provided in Section 5.2 hereof) does not exceed five (5) years from the date the incentive stock option is granted. In determining stock ownership for purposes of this Section 4.2, the provisions of Section 422(b)(6) of the Internal Revenue Code shall control. An employee shall be considered as owning the voting capital stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors and lineal descendants. Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries, as applicable. Additionally, for purposes of this Section 4.2, outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the option to the employee. Outstanding capital stock shall not include capital stock authorized for issue under outstanding options or RSUs held by the employee or by any other person. Additionally, the aggregate fair market value (determined as of the date an option is granted) of the Common Stock with respect to which incentive stock options granted are exercisable for the first time by an employee during any one calendar year (under this Plan and under all other incentive stock option plans of the Company and of any Parent or Subsidiary corporation) shall not exceed One Hundred Thousand Dollars ($100,000). If the aggregate fair market value (determined as of the date an option is granted) of the Common Stock with respect to which incentive stock options granted are exercisable for the first time by an employee during any calendar year exceeds One Hundred Thousand Dollars ($100,000), the options for the first One Hundred Thousand Dollars ($100,000) worth of shares of Common Stock to become exercisable in such calendar year shall be incentive stock options and the options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable

2003 Stock Option Plan

in that calendar year shall be non-statutory stock options. In the event that the Internal Revenue Code or the regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit on the fair market value of shares of Common Stock permitted to be subject to incentive stock options, such different limit shall be automatically incorporated herein and shall apply to options granted after the effective date of such amendment. In no event shall the total number of shares of Common Stock issued (counting each reissuance of a share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under the Plan upon exercise of incentive stock options exceed One Hundred Fifty-Three Million Nine Hundred Fifty Thousand (153,950,000) shares (adjusted in proportion to any adjustments under Section 2 hereof) over the term of the Plan.

4.3 Date of Grant. The date on which an award shall be granted shall be stated in each option agreement or RSU agreement and shall be the date of the Board’s authorization of such grant or such later date as may be set by the Board at the time such grant is authorized.

5. Terms and Provisions of Option Agreements. Each option granted under the Plan shall be evidenced by a stock option agreement between the person to whom the option is granted and the Company. Each such agreement shall be subject to the following terms and conditions, and to such other terms and conditions not inconsistent herewith as the Board may deem appropriate in each case:

5.1 Exercise Price. The price to be paid for each share of Common Stock upon the exercise of an option shall be determined by the Board at the time the option is granted; provided however that no option shall have an exercise price less than one hundred percent (100%) of the fair market value of the Common Stock on the date the option is granted unless expressly approved otherwise by the Board; and any incentive stock option granted to a ten percent (10%) stockholder shall have the exercise price set as provided in Section 4.2 hereof. For all purposes of this Plan, the fair market value of the Common Stock on any particular date shall be determined as follows:

5.1.1 If such Common Stock is publicly traded and is then listed on a national securities exchange, its last reported sale price on the national securities exchange on which the Common Stock is then listed on the trading day next preceding that date or, if no such reported sale takes place on the trading day next preceding such date, the average of its closing bid and asked prices on the national securities exchange on which the Common Stock is then listed on the trading day next preceding such date; or

5.1.2 If none of the foregoing is applicable, by the Board in good faith, with such determination being based upon past arms’-length sales by the Company of its equity securities and other factors considered relevant in determining the Company’s fair value.

5.1.3 Notwithstanding anything to the contrary in this Section 5.1, any Option Agreement may provide for alternative means of valuation for the purpose of repurchase at fair market value of shares acquired.

5.2 Term of Options. The period or periods within which an option may be exercised shall be determined by the Board at the time the option is granted, but no exercise period shall exceed ten (10) years from the date the option is granted (or five (5) years in the case of any incentive stock option granted to a ten percent (10%) stockholder as described in Section 4.2 hereof). An option granted to an employee who is a non-exempt employee for purposes of overtime pay under the Fair Labor Standards Act of 1938, shall not be exercisable earlier than six (6) months after its date of grant except for death, disability or a change in control of the Company under Section 9.2

2003 Stock Option Plan

5.3 Non-Assignability. No stock option granted under the Plan shall be assignable or transferable by an optionee except by will or the laws of descent and distribution and shall be exercisable only by the optionee during his or her lifetime. For the avoidance of doubt, the prohibition against assignment and transfer applies to a stock option and, prior to exercise, the shares to be issued on exercise of a stock option, and pursuant to the foregoing sentence shall be understood to include, without limitation, a prohibition against any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” or any “call equivalent position” (in each case, as defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

5.4 Exercisability. Stock options granted under this Plan shall be exercisable at such future time or times (or may be fully exercisable upon grant), whether or not in installments, as shall be determined by the Board and provided in the form of stock option agreement. Notwithstanding any other provisions of this Plan, no option may be exercised after the expiration of ten (10) years from the date of grant.

5.5 Method of Payment for Common Stock Upon Exercise. Except as otherwise provided in the applicable stock option agreement (subject to the limitations of this Plan), the exercise price for each share of Common Stock purchased under an option shall be paid in full in cash at the time of purchase (or by check acceptable to the Board). At the discretion of the Board, the stock option agreement may provide for (or the Board may permit) the exercise price to be paid by one or more of the following additional alternative methods: (i) the surrender of shares of the Company’s Common Stock, in proper form for transfer, owned by the person exercising the option and having a fair market value on the date of exercise equal to the exercise price, provided that such shares (A) have been outstanding for more than six (6) months and have been paid for within the meaning of Rule 144 under the Securities Act (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (B) were obtained by the optionee in the public market, (ii) to the extent permitted under the applicable provisions of applicable state law, the delivery by the person exercising the option of a full recourse promissory note executed by such person, bearing interest at a per annum rate which is not less than the “test rate” as set by the regulations promulgated under Sections 483 or 1274, as applicable, of the Internal Revenue Code and as in effect on the date of exercise, or (iii) any combination of cash, shares of Common Stock or promissory notes, so long as the sum of the cash so paid, plus the fair market value of the shares of Common Stock so surrendered and the principal amounts of the promissory notes so delivered, is equal to the aggregate exercise price. Without limiting the generality of the foregoing, the form of option agreement may provide (or the Board may permit) that the option be exercised through a “net issue” exercise procedure (cash-less exercise), whereby the optionee may elect to receive shares of the Company’s Common Stock having an aggregate fair market value at the date of exercise equal to the net value of the portion of the option so exercised as of the exercise date. For purposes of the foregoing, the net value of any option (or portion thereof) as of such exercise date shall be equal to the aggregate fair market value of the shares subject to the option (or portion thereof being exercised) less the aggregate exercise price of the option (or portion thereof). In such event the Company shall issue to the optionee a number of shares of the Company’s Common Stock having a fair market value as of the date of exercise equal to the net value of the option (or portion thereof being exercised). No share of Common Stock shall be issued under any option until full payment therefor has been made in accordance with the terms of the stock option agreement (and in

2003 Stock Option Plan

compliance with the Plan). Any promissory note accepted upon the exercise of an option from a person who is a consultant or other independent contractor retained by the Company or any Parent or Subsidiary corporation shall be adequately secured by collateral other than the shares of the Common Stock acquired upon such exercise in accordance with Section 409 of the California Corporations Code. Notwithstanding the foregoing, an option may not be exercised by surrender to the Company of shares of the Company’s Common Stock to the extent such surrender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company’s Common Stock. Additionally, if permitted by the form of stock option agreement, or at the Board’s discretion, any such promissory note may permit the payment of principal and interest accruing thereunder by surrender of shares of the Company’s Common Stock, in proper form for transfer, and having a fair market value on the date of payment and surrender equal to the dollar amount to be applied to principal and accrued interest thereunder. No promissory note shall be permitted if the exercise of an option using a promissory note will be in violation of any law.

5.6 Termination of Employment Provisions Applicable to Incentive Stock Options. Each stock option agreement granted by the Board as an incentive stock option shall comply with the following provisions relating to early termination of the option based upon termination of the optionee’s service to the Company:

5.6.1 Death. If the optionee’s service with the Company is terminated because of the death of optionee, any stock option which such optionee holds may be exercised, to the extent it was exercisable at the date of death, within such period after the date of death as the Board shall prescribe in the stock option agreement (but not less than six (6) months nor more than twelve (12) months after death), by the optionee’s representative or by the person entitled thereto under the optionee’s will or the laws of intestacy. If the option is not so exercised in accordance with the foregoing, it shall terminate upon the expiration of such prescribed period.

5.6.2 Disability. If the optionee’s employment with the Company is terminated because of the disability of the optionee, any stock option which the optionee holds may be exercised by the optionee or the optionee’s estate within such period after the date of termination of employment resulting from such disability (but not less than six (6) months nor more than twelve (12) months after termination by reason of disability) as the Board shall prescribe in the stock option agreement, to the extent such option would otherwise be exercisable on the date of such termination. If the option is not so exercised in accordance with the foregoing, it shall terminate upon the expiration of such prescribed period, unless the optionee dies prior thereto, in which event the optionee shall be treated as though his or her death occurred on the date of termination resulting from such disability and the provisions of Section 5.6.1 hereof shall apply.

5.6.3 Cause. If the optionee’s employment is terminated for “cause” as defined by the terms of the Plan, the option agreement, a contract of employment or other service contract, or applicable law, any option held by the optionee shall expire on the optionee’s termination date or at such later time and on such conditions as determined by the Board, in its sole discretion. In the absence of any other provisions in the option agreement, the term “cause” shall be defined as the willful breach or habitual neglect of the duties which the optionee is required to perform under his or her employment or other service agreement with the Company, or any act of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of the optionee’s duties.

2003 Stock Option Plan

5.6.4 Transfer to Related Corporation. In the event that an optionee leaves the service of the Company to enter the service of any Parent or Subsidiary corporation of the Company, or if the optionee leaves the service of any such Parent or Subsidiary corporation to enter the service of the Company or of another Parent or Subsidiary corporation, such optionee shall be deemed to continue in service of the Company for all purposes of this Plan, and any reference to service with the Company shall also be deemed to refer to service with any Parent or Subsidiary of the Company.

5.6.5 Other Severance. In the event an optionee of the Company leaves the services of the Company for any reason other than as set forth above in this Section 5.6, any stock option which such optionee holds must be exercised, to the extent it was exercisable at the date such employee left the services of the Company, not later than three (3) months after the date on which the employee’s employment terminates (or such shorter or longer period as may be prescribed in the option agreement, the minimum specified period being thirty (30) days) unless the optionee dies prior to the end of such three (3) month period, in which event the optionee shall be treated as though the optionee had died on the date of termination and the provisions of Section 5.6.1 hereof shall apply. The stock option shall terminate upon the expiration of such prescribed period.

5.6.6 Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an option within the applicable time periods set forth above is prevented because the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities law or other law or regulation, the option shall remain exercisable until three (3) months after the date the optionee is notified by the Company that the option is exercisable, but in any event no later than the expiration of ten (10) years from the date of grant.

5.6.7 Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in this Section 5.6 of shares acquired upon the exercise of the option would subject the optionee to liability under Section 16(b) of the Exchange Act, the option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the optionee would no longer be subject to such liability, (ii) the one hundred and ninetieth (190th) day after the optionee’s termination of service, or (iii) the option expiration date.

5.7 Termination of Service Provisions Applicable to Non-Statutory Stock Options. Subject to the requirements of all applicable laws, rules or regulations, each stock option agreement granted by the Board as a non-statutory stock option agreement shall contain such provisions relating to early termination of the option based upon termination of the optionee’s service to the Company as determined by the Board in connection with the grant of such non-statutory stock option. In addition, such non-statutory stock option shall be subject to the provisions of Sections 5.6.7 and 5.6.8 of this Plan.

5.8 All Options Subject to Terms of this Plan. In addition to the provisions contained in any option agreement granted under this Plan, each such stock option agreement shall provide that the same is subject to the terms and conditions of this Plan and each optionee shall be given a copy of this Plan. Further, any terms or conditions contained in any such stock option agreement granted hereunder which are inconsistent in any respect with the provisions of this Plan shall be disregarded and void, or shall be deemed amended to the extent necessary to comply with the provisions of this Plan and the intent of the Board.

2003 Stock Option Plan

5.9 Other Provisions. Option agreements under the Plan shall contain such other provisions, including, without limitation: (i) restrictions and conditions upon the exercise of the option, (ii) rights of first refusal in favor of the Company (or its assignees) applicable to shares of Common Stock acquired upon exercise of an option which are subsequently proposed to be transferred by the optionee, (iii) lock-up agreements (applicable in the event of the public offering of the Common Stock of the Company) restricting an optionee from any sales or other transfers of option stock for a designated period of time following the effective date of a registration statement under the Securities Act, (iv) other restrictions on the transferability or right to retain shares of the Common Stock received upon the exercise of the option including repurchase rights at original cost based on a vesting schedule, (v) any commitments to pay cash bonuses, make loans or transfer other property to an optionee upon exercise of any option, and (vi) restrictions required by federal and applicable state securities laws, all as the Board shall deem necessary or advisable; provided that no such additional provision shall be inconsistent with any other term or condition of this Plan or applicable state law and no such additional provision shall cause any incentive stock option granted pursuant to this Plan to fail to qualify as an incentive stock option under Section 422 of the Internal Revenue Code. Without limiting the generality of the foregoing, the Board may provide in the form of stock option agreement that, (A) in lieu of an exercise schedule, the option may immediately be exercisable in full and provide a “vesting schedule” with respect to the stock so purchased, giving the Company (or its assignees) the right to repurchase the shares of Common Stock at cost (or some other specified amount) to the extent such shares have not become vested upon any termination of the optionee’s employment or other engagement with the Company, which vesting may depend upon or be restated to the attainment of the time periods, or continued service to the Company pursuant to which the obligation to resell such shares to the Company shall lapse; (B) optionee’s service or employment with the Company shall not be deemed to have terminated merely because of a change in the capacity in which the optionee renders service provided there is no interruption or termination of the optionee’s service; or (C) an exercise or vesting schedule shall be accelerated upon the consummation of a “change in control” or similar event or any other event determined advisable by the Board.

5.10 Information to Optionees. If the Company is relying on the exemption from registration under Section 12(g) of the Exchange Act pursuant to Rule 12h-1(f)(1) promulgated under the Exchange Act, then the Company shall provide the Required Information (as defined below) in the manner required by Rule 12h-1(f)(1) to all optionees every six months until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is no longer relying on the exemption pursuant to Rule 12h-1(f)(1); provided, that, prior to receiving access to the Required Information the optionee must agree to keep the Required Information confidential pursuant to a written agreement in the form provided by the Company. For purposes of this Section 5.10, “Required Information” means the information described in Rules 701(e)(3), (4) and (5) under the Securities Act, with the financial statements being not more than 180 days old.

6. Terms and Provisions of Restricted Stock Units. An RSU is an award to an eligible person covering a number of shares of Common Stock that may be settled in cash, or by issuance of those shares of Common Stock (which may consist of restricted stock) for services to be rendered or for past services already rendered to the Company or any Parent corporation or Subsidiary corporation.

6.1 Awards of Restricted Stock Unit Agreements. All RSUs shall be made pursuant to a RSU agreement, which shall be in substantially a form (which need not be the same for each RSU recipient) that the Board has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

2003 Stock Option Plan

6.2 Terms of RSUs. The Board will determine the terms of a RSU including, without limitation: (a) the number of shares of common stock deemed subject to the RSU; (b) the time or times during which the RSU may be exercised; (c) the consideration to be distributed on settlement, and the effect on each RSU of the RSU recipient’s termination of employment. A RSU may be awarded upon satisfaction of such performance goals based on performance factors during any performance period as are set out in advance in the RSU recipient’s individual RSU agreement. If the RSU is being earned upon satisfaction of performance goals, then the Board will: (x) determine the nature, length and starting date of any performance period for the RSU; (y) select from among the performance factors to be used to measure the performance, if any; and (z) determine the number of shares of Common Stock deemed subject to the RSU.

6.3 Form and Timing of Settlement. The portion of a RSU being settled shall be paid within ninety (90) days of vesting. Payment may be made in the form of cash or whole shares of Common Stock or a combination thereof.

6.4 No Transfer. For the avoidance of doubt, the prohibition against transfer set forth in each RSU applies to the RSU and, prior to settlement, the shares to be issued on settlement of the RSU, and pursuant to the foregoing sentence shall be understood to include, without limitation, a prohibition against any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” or any “call equivalent position” (in each case, as defined in Rule 16a-1 promulgated under the Exchange Act).

6.5 Information to Holders of RSUs. If the Company is relying on the exemption from registration under Section 12(g) of the Exchange Act pursuant to Rule 12h-1 promulgated under the Exchange Act, then the Company shall provide the Required Information (as defined in Section 5.10) by a method allowed under Rule 12h-1 to all holders of RSUs every six months until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is no longer relying on the exemption pursuant to Rule 12h-1; provided, that, prior to receiving access to the Required Information the holder of the RSU must agree to keep the Required Information confidential pursuant to a written agreement in the form provided by the Company.

7. Securities Law and Other Regulatory Requirements. This Plan is intended to comply with Section 25102(o) of the California Corporations Code. Any provision of this Plan which is inconsistent with Section 25102(o) shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(o). The Board shall require any potential award recipient, as a condition of the exercise of an option or the settlement of an RSU, to represent and establish to the satisfaction of the Board that all shares of Common Stock to be acquired upon the exercise of such option or the settlement of such RSU will be acquired for investment and not for resale. No shares of Common Stock shall be issued upon either the exercise of any option or the settlement of an RSU unless and until: (i) the Company and the award recipient have satisfied all applicable requirements under the Securities Act and the Exchange Act, (ii) any applicable listing requirement of any stock exchange on which the Company’s Common Stock is listed has been satisfied, and (iii) all other applicable provisions of state and federal law have been satisfied. The Board shall cause such legends to be placed on certificates evidencing shares of Common Stock issued upon exercise of an option or settlement of an RSU as, in the opinion of the Company’s counsel, may be required by federal and applicable state securities laws.

2003 Stock Option Plan

8. Withholding Taxes. The exercise of any option or the vesting and settlement of any RSU granted under this Plan shall be conditioned upon the award recipient’s payment to the Company of all amounts (in addition to the exercise price) required to meet federal, state, local or foreign taxes of any kind required by law to be withheld with respect to shares to be issued on exercise of such option or settlement of such RSU. The Board, in its discretion, may (i) declare cash bonuses to an award recipient to satisfy any such withholding requirements, (ii) incorporate provisions in the form of stock option agreement or RSU agreement allowing (or after grant of the option or RSU may permit, in its discretion) an award recipient to satisfy any such withholding obligations, in whole or in part, by delivery of shares of the Company’s Common Stock already owned by the award recipient and which are not subject to repurchase, forfeiture, vesting or other similar requirements or restrictions, (iii) determine that at the election of the Board and without further consent from the award recipient, upon the vesting of any option or RSU, the Company will either (a) retain and cancel or (b) sell pursuant to a “sell to cover” mandatory sale arranged by the Company (on behalf of the award recipient), that number of shares of the Company’s Common Stock having an aggregate fair market value equal to the minimum amount the Company is required to withhold for income and employment tax purposes with respect to the option or RSU. The fair market value of any such shares used to satisfy such withholding obligations shall be determined as of the date the amount of taxes are required to be withheld and such shares will be valued based on the value of the actual trade or, if there is none, the fair market value of the shares as of the current trading day in the case of the exercise of an option and the fair market value of the shares as of the previous trading day in the case of the settlement of an RSU. The Company shall have the right at any time to deduct from payments of any kind otherwise due to the award recipient (whether shares of Common Stock issuable upon exercise of an option or settlement of an RSU, regular salary, commissions, or otherwise) any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options or settlement of RSUs granted under the Plan.

9. Adjustments Upon Changes in Capitalization or Merger.

9.1 Stock Splits and Similar Events; Reclassifications. The number of shares of Common Stock covered by outstanding awards granted under this Plan and the exercise price of an option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or combination of such shares or the payment of a stock dividend (but only on the Common Stock) or a recapitalization or any other increase or decrease in the number of such outstanding shares of Common Stock effected without the receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event that the shares of Common Stock covered by outstanding awards granted under this Plan are reclassified by the Company, other than pursuant to a transaction described in Section 9.2, then such awards shall apply to the appropriate number of shares of newly classified Common Stock designated by the Board.

9.2 Mergers and Acquisitions. If the Company shall be a constituent corporation in any merger or consolidation which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning, directly or indirectly, at least a majority of the beneficial interest in the outstanding voting securities of the surviving corporation or its Parent corporation (determined immediately after such merger or consolidation), the

2003 Stock Option Plan

awards granted under the Plan shall pertain and apply to the securities or other property to which a holder of the number of shares subject to the unexercised portion of such option or unsettled portion of such RSU would have been entitled. Any of (i) a dissolution or liquidation of the Company; (ii) a sale of substantially all of the Company’s business and assets; (iii) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such sale or exchange) owning, directly or indirectly, less than a majority of the beneficial interest in the outstanding voting securities of the Company; or (iv) a merger or consolidation (in which the Company is a constituent corporation) which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning, directly or indirectly, less than a majority of the beneficial interest in the outstanding voting securities of the surviving corporation or its Parent corporation (determined immediately after such merger or consolidation) will cause awards granted under the Plan to terminate as of the date such transaction is consummated, unless the agreement of such sale, exchange, merger, consolidation or other transaction otherwise provides.

9.3 Board’s Determination Final and Binding Upon Award Recipients. The foregoing determinations and adjustments in this Section 9 relating to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. The Company shall give notice of any such adjustment or action to each award recipient; provided, however, that any such adjustment or action shall be effective and binding for all purposes, whether or not such notice is given or received.

9.4 No Fractions of Shares. Fractions of shares shall not be issued by the Company. Instead, such fractions of shares shall either be paid in cash at fair market value or shall be rounded down to the nearest share, as determined by the Board.

9.5 No Rights Except as Expressly Stated. Except as hereinabove expressly provided in this Section 9, no additional rights shall accrue to any award recipient by reason of any subdivision or combination of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or of stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares subject to awards granted hereunder.

9.6 No Limitations on Company’s Discretion. The grant of awards under this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10. No Additional Employment Related Rights or Benefits.

10.1 No Special Employment Rights. Nothing contained in this Plan or in any award granted hereunder shall confer upon any award recipient any right with respect to the continuation of his or her employment or other engagement by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at

2003 Stock Option Plan

any time to terminate such employment or consulting or other relationship or to increase or decrease the compensation of any award recipient. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of an award recipient’s employment or other engagement shall be determined by the Board.

10.2 Other Employee Benefits. The amount of any compensation deemed to be received by any award recipient as a result of either the exercise of an option or the settlement of an RSU, or the sale of shares received upon such exercise or settlement, will not constitute compensation with respect to which any other employment (or other engagement) related benefits of such award recipient are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board or as expressly provided for in the option agreement or RSU agreement. The granting of an option shall impose no obligation upon the optionee to exercise such option.

11. Rights as a Stockholder and Access to Information. No award recipient or and no person claiming under or through any such award recipient shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any of the shares issuable upon either the exercise of any option or settlement of any RSU granted under this Plan, unless and until the either option is properly and lawfully exercised or the RSU is properly and legally settled and a certificate representing the shares so purchased or settled is duly issued to the award recipient or to his or her estate. No adjustment shall be made for dividends or any other rights if the record date relating to such dividend or other right is before the date the award recipient became a stockholder.

12. Modification, Extension and Renewal of Awards. Subject to the limitations of this Plan, the Board may modify, extend or renew outstanding awards granted under the Plan. Furthermore, the Board may, subject to the other provisions of this Plan, upon the cancellation of previously granted options having higher per share exercise prices, regrant options at a lower price; provided, however, that no such modification or cancellation and regrant of an option shall, without the written consent of the optionee, alter or impair any rights of the optionee under any option previously granted under the Plan.

13. Use of Proceeds. The proceeds received from the sale of shares of the Common Stock upon exercise of options granted under the Plan shall be used for general corporate purposes.

14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan and all awards issued hereunder.

15. Term of Plan.

15.1 Effective Dates. The Plan became effective when adopted by the Board, but no award granted under the Plan shall become exercisable or eligible for settlement unless and until the Plan shall have been approved by the Company’s stockholders by the vote of the holders of a majority of the outstanding shares of the Company present and entitled to vote at a duly held meeting of the Company’s stockholders (or by written consent of the holders of the outstanding shares of the Company entitled to vote) in accordance with the requirements of the Company’s Bylaws and the relevant state law. If such stockholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, any incentive stock options previously granted under the Plan shall become non-statutory options and no further incentive stock options shall be granted. In addition, for purposes of

2003 Stock Option Plan

compliance with the Rules of the California Commissioner of Corporations, Section 260.140.41(i), any stock options, whether incentive stock options or non-statutory stock options, which are exercised before stockholder approval is obtained, must be rescinded if stockholder approval is not obtained within twelve (12) months before or after the Plan is adopted and such shares shall not be counted in determining whether such approval is obtained. Subject to the foregoing limitation, awards may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

15.2 Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the earlier of: (i) the close of business on the last business day preceding the tenth (10th) anniversary of the earlier of (a) the date of the Plan’s adoption by the Board occurs, or (b) the date of the Plan’s approval by the Company’s stockholders, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to awards granted under the Plan and none of such shares shall remain subject to contractual repurchase rights of the Company pursuant to “vesting” or other similar provisions. If the date of termination is determined under clause (i) above, then any awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the award agreements evidencing such awards.

16. Early Termination and Amendment of the Plan. The Board may from time to time suspend or terminate the Plan or revise or amend it; provided, however, that, without the approval of the Company’s stockholders at a duly held meeting of the Company’s stockholders by the vote of a majority of the shares present and entitled to vote (or by written consent of the holders of the outstanding shares of the Company entitled to vote) in compliance with the requirements of the Company’s Bylaws and the California Corporations Code, no such action of the Board shall:

16.1 Increases in Number of Shares Subject to the Plan. Increase the aggregate number of shares of the Common Stock which may be issued upon exercise of options and settlement of RSUs granted under the Plan (except for adjustments made pursuant to Section 9 hereof);

16.2 Changes in Eligibility. Change the designation of employees eligible to receive incentive stock options under the Plan;

16.3 Plan Duration. Extend the termination date beyond that provided in Section 15.2;

16.4 Changes not Approved by Legal Counsel. Otherwise amend or modify the Plan (or outstanding awards) under circumstances where stockholder approval is considered necessary in the opinion of legal counsel to the Company; or

16.5 Changes to this Section. Amend this Section 16 to defeat its purposes. In any event, no termination or amendment of the Plan may adversely affect any then outstanding award or any unexercised or unsettled portion thereof, without the consent of the award recipient, unless such termination or amendment is required to enable an option designated as an incentive stock option to qualify as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.